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                                                                    Exhibit 99.1


ICU MEDICAL, INC.


                ICU MEDICAL, INC. ANNOUNCES TIME OF EARNINGS CALL

         APRIL 16, 2005, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced the time of its first quarter 2005 earnings release conference call.

         The Company will be conducting a conference call concerning its first quarter results at 4:30 p.m. EDT (1:30 p.m. PDT) on Monday April 18, 2005, which can be accessed at 888-396-2384, passcode 75663589 or by replay at 888-286-8010, passcode 28448132. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.

CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215